SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) August 30, 2006

	Registrant, Address of Principal	I.R.S. employer
Commission File	Executive Offices and Telephone	Identification	State of
Number	Number	Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104	Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
Signatures

Item 8.01 — Other Events.
     On August 30, 2006, the Supreme Court of the State of Nevada denied requests for rehearing of its July 20, 2006 decision in cases concerning a 2002 decision by the Public Utilities Commission of Nevada (“PUCN”) disallowing in part and granting in part certain purchased fuel and power costs incurred by Nevada Power Company (“Nevada Power”). The requests for rehearing had been filed by the Bureau of Consumer Protection and MGM Mirage in response to the Nevada Supreme Court’s decision allowing Nevada Power to recover $180 million of its disallowed deferred energy costs. The Nevada Supreme Court also directed the Nevada District Court to remand the issue to the PUCN to determine the appropriate rate schedule for recovery. Additional information regarding the Nevada Supreme Court’s decision is contained in Nevada Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
     In accordance with generally accepted accounting principles, Nevada Power intends to increase its current period earnings to recognize the reversal of the previously disallowed costs.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: September 1, 2006	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)
Date: September 1, 2006	By:	/s/ John E. Brown
John E. Brown
Controller